                             EMPLOYMENT AGREEMENT
                             ---------------------

         EMPLOYMENT AGREEMENT dated the 31st day of December, 1997, between Front Royal, Inc., a North Carolina corporation with offices at 2200 Gateway Boulevard, Suite 205, Morrisville, North Carolina 27560 (the "Company"), and J. Adam Abram ("Employee").

                             W I T N E S S E T H:

         1.       Employment and Term.

         The Company hereby employs Employee as President and Chief Executive Officer of the Company, and Employee hereby accepts such employment, on the terms and conditions set forth herein, for a term of three (3) years, commencing on the date hereof, unless sooner terminated or extended as herein provided. The term of this Agreement and Employee's employment hereunder shall be automatically renewed for additional periods of three (3) years unless written notice to the contrary shall be given by either party to the other, not less than ninety (90) days before the end of the initial or any renewal term (the initial term plus any renewals thereof shall be referred to herein as the "Term"), in which case this Agreement shall terminate at the end of such term, and neither party hereto shall thereafter have any further rights or obligations hereunder except the obligations of Employee under Section 3(b), (c) and
(d) hereof and any obligations of the Company under Sections 5, 6 and 7 hereof. The date upon which this Agreement and Employee's employment hereunder shall terminate, whether pursuant to the terms of this Section 1, or pursuant to any other provision of this Agreement, shall hereinafter be referred to as the "Termination Date."

         2.       Compensation.

                  (a) For the performance by Employee of his duties in accordance with this Agreement after the date hereof, including services as an officer, director and/or member of committees of the Company or any subsidiaries or affiliates of the Company ("Affiliates"), the Company shall pay Employee a salary at the rate of Two Hundred Seventy Five Thousand Dollars ($275,000.00) per annum ("Base Salary"), payable in periodic installments in accordance with the Company's regular payroll practices, as in effect from time to time. Within one hundred eighty
(180) days after the end of each fiscal year of the Company, Employee's salary shall be reviewed and may be increased at the discretion of the Board of Directors of the Company ("Board of Directors"). Employee's Base Salary or such other salary as may be payable to Employee by action of the Board of Directors, is hereinafter called "Salary".

                  (b) Within one hundred eighty (180) days after the end of each fiscal year of the Company, Employee may, in the absolute discretion of the Board of Directors, receive from the Company a bonus based on the performance of the Company during the preceding fiscal year.

         3.       Duties and Restrictions.

                  (a) During the term of this Agreement, Employee shall perform all duties and services incident to his position as President and Chief Executive Officer of the Company, and such other reasonable duties and services as may from time to time be assigned to him by the Board of Directors of Front Royal, Inc. All of the duties and services to be performed by Employee are at all times to be subject to the authority of the Board of Directors. Employee shall devote his full and exclusive time, attention and best efforts to the business of the Company and its Affiliates. Employee hereby accepts such employment and agrees he shall devote his full skill, abilities and productive time to the performance of his duties under this Agreement, and he shall not, without the prior consent of the Board of Directors, render to any third party any services for compensation or which would interfere with the performance of his duties hereunder.

                  (b) Employee will not at any time during the term of this Agreement or thereafter:

                       (i) reveal, divulge or make known to any person, firm or corporation or use for his personal benefit, directly or indirectly, any confidential or proprietary information received by him during the course of his employment or prior to the commencement thereof. For purposes of this paragraph 3(b)(i) confidential and proprietary information shall be defined to mean (i) all historical and pro forma projections of loss ratios incurred by the Company and any of the Affiliates, (ii) all historical and pro forma actuarial data relating to the Company and any of the Affiliates, (iii) historical and pro forma financial results and projections for the Company and its Affiliates, (iv) all information relating to the Company's or the Affiliates' systems and software (other than the portion thereof provided by the vendor to all purchasers of such systems and software) and (v) all other information relating to the financial, business or other affairs of the Company and its Affiliates, including their customers, that is not available to the general public or generally known or available within the industry; or

                      (ii) reveal, divulge or make known to any person, firm or corporation, or use for his personal benefit, directly or indirectly, the name or names of any of the customers of the Company or of any of its Affiliates, nor will he reveal, divulge or make known, to any person, firm or corporation, or use for his personal benefit, directly or indirectly, any trade secrets or any knowledge or information, or any fact concerning any business methods or operational procedures engaged in by the Company or its Affiliates (collectively, "Privileged
         Information"); provided, however, the restrictions set forth in this paragraph 3(b)(ii) shall not apply to Employee following the termination of his employment with the Company or its Affiliates with respect to any Privileged Information known or made generally available to the general public or within the industry.

                  (c) Employee will not at any time during the term of this Agreement, and for a period of one (1) year thereafter in the event Employee's employment is terminated pursuant to Section 4, 5, 6 or 7(a) hereof or upon the expiration of the term of this Agreement in accordance with Section 1 hereof, engage in or have any interest in, directly or indirectly, any Competitive Business, whether as principal, director, officer, employee, consultant, partner, stockholder, director, trustee or manager of any competing corporation, association, firm or business or otherwise, or directly or indirectly solicit, interfere with, or endeavor to entice away from the Company or any of its Affiliates any of their customers or employees. The restrictions contained in this subsection 3(c) shall not prevent the purchase or ownership by Employee of not more than three percent (3%) of the securities of any class of any corporation, whether or not such corporation is engaged in any Competitive Business, which are publicly traded on any securities exchange or any "over the counter" market. Employee will not, for a period of one (1) year following the Termination Date, employ or associate in any manner in a business relationship with, any person who was an employee of the Company or any Affiliate at any time during the term of Employee's employment hereunder. For purposes of this Agreement, the term "Competitive Business" shall mean the business of acquiring, holding and operating property and casualty specialty insurance companies.

                  The restrictions of this Section 3(c) shall not apply if the Employee's employment is terminated following a Change of Control. A "Change of Control" shall be deemed to have occurred (i) upon the sale, in one or a series of related transactions, of all or substantially all of the assets of the Company, (ii) if, as a result of one or a series of related transactions, the holders of the issued and outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, determined on a fully diluted basis as if all outstanding warrants, options and convertible securities had been exercised or converted, immediately prior to the effective date for such transaction or last of such transactions beneficially own (as such term is defined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), in the aggregate, less than 55% of the issued and outstanding voting securities of the Company, determined on a fully diluted basis as if all outstanding warrants, options and convertible securities had been exercised or converted, or the successor to the Company if such transaction was a merger or consolidation in which the Company was not the surviving entity, or (iii) if members comprising the Board of Directors on the date hereof cease for any reason to comprise at least a majority of the Board of Directors, provided, that, any Person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors comprising the Board of Directors on the date hereof (either by a specific vote or by approval of the proxy statement of the Company in which such Person is named as a nominee for director, without objection to such nomination) shall be, for all purposes of this definition, considered as though such Person were a member of the Board of Directors on the date hereof.

                  (d) Any and all writings, inventions, improvements, processes, procedures and/or techniques which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during the term of this Agreement or during the term of his employment or association with the Company or any Affiliate, whether during working hours or at any other time, and whether upon the request or suggestion of the Company or otherwise, which relate to or may be useful in connection with any business now or hereafter during the term of this Agreement carried on or actively developed by the Company or any Affiliate, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of the Company. Employee shall make full and prompt disclosure to the Board of Directors of all such writings, inventions, improvements, processes, procedures and techniques and shall take all actions and shall execute all documents requested by the Board of Directors to vest the absolute title thereto in the Company. Employee shall not be entitled to receive any additional compensation or reimbursement with respect to such writings, inventions, improvements, processes, procedures and techniques.

                  (e) Employee acknowledges that the restrictions contained in paragraphs (b) and (c) of this Section 3 are reasonable and necessary in order to protect the legitimate interests of the Company, in view of the nature of the business in which the Company and its Affiliates are engaged and the substantial equity interest of Employee in the Company. If any provision contained in paragraph (b) or (c) of this
Section 3 is adjudged unreasonable in any proceeding, then such provision shall be deemed modified by reducing the period of time during which such provision is applicable and/or, if applicable, the geographic area to which such provision applies, to the extent necessary for such provision to be adjudged reasonable and enforceable.

         4. Termination For Cause. This Agreement may be terminated by the Company "for cause" at any time, by written notice to Employee, for any of the following reasons:

                  (a) If Employee shall willfully violate the provisions of Section 3 of this Agreement, or shall willfully fail to comply with any other term or condition of this Agreement or shall grossly neglect his duties hereunder;

                  (b) If Employee shall (i) be convicted of a felony or a crime involving moral turpitude (meaning a crime that includes the commission of an act of gross depravity, dishonesty or bad morals), or
(ii) commit an act of dishonesty, fraud or embezzlement against the Company;

                  (c) If the Company's operating results are substantially below budget which shall mean 50% or less of the amount set forth on Attachment 1 hereto; or

                  (d) If Employee fails to comply for any reason with a reasonable directive of the Board of Directors determined to be in the best interest of the Company and its shareholders.

                  In the event of termination pursuant to paragraph (a),
(b) or (d) of this Section 4, then Employee's Salary and right to receive any fringe benefits pursuant to Section 8 hereof shall terminate on the Termination Date fixed in a written notice from the Company, which shall be no earlier than the date of such notice.

                  In the event of termination pursuant to paragraph (c) of this Section 4, then Employee shall be entitled to receive:

                       (i) an amount equal to Employee's Base Salary for a period of twelve (12) months after the Termination Date, payable in accordance with the terms of Section 2 hereof;

                       (ii) the continuation at the Company's expense of coverage under all plans, insurance policies and other fringe benefits described in Section 8 hereof, for a period of twelve (12) months after the Termination Date; and

                       (iii) any amounts payable to Employee through the Termination Date pursuant to Sections 9 and 10 hereof.

Thereafter, notwithstanding anything to the contrary contained in this Agreement, the Company shall have no further obligations to Employee, except as provided in any stock option or other bonus or incentive plan to which Employer is entitled, and Employee shall have no further rights hereunder.

         5.  Termination by Employee.

         Employee shall have no right to terminate his employment hereunder without the prior written consent of the Board of Directors, other than by expiration of the term hereof in accordance with Section 1 hereof. In the event Employee elects to have the term of this Agreement expire, upon the Termination Date the Company shall have no further obligations to Employee and Employee shall have no further rights hereunder.

         6. Expiration or Termination Without Cause. The Company may terminate this Agreement at any time without cause or may elect to have the term of this Agreement expire.

                  In the event that the Company terminates this Agreement without cause or elects to have the term of this Agreement expire, Employee shall be entitled to receive:

                       (i) an amount equal to Employee's Base Salary for a period of eighteen (18) months after the Termination Date, payable in accordance with the terms of Section 2 hereof; provided, however, that if the Employee continues to comply with the covenants contained in Section 3(c) hereof beyond the one year period set forth therein, then the Employee shall be entitled to continue to receive Employee's Base Salary for so long as Employee continues to comply with such covenants, up to an additional eighteen (18) month period (it being understood that the maximum time period during which Base Salary will continue to be paid under this Section 6(i) shall be three (3) years;

                       (ii) the continuation at the Company's expense of coverage under all plans, insurance policies and other fringe benefits described in Section 8 hereof, for a period of twelve (12) months after the Termination Date; and

                       (iii) any amounts payable to Employee through the Termination Date pursuant to Sections 9 and 10 hereof.

         7.  Termination by Reason of Disability or Death.

                  (a) If, on account of physical or mental disability, Employee shall fail or be unable to perform his assigned duties in any material respect for a period of (i) sixty (60) consecutive days, or (ii) an aggregate of ninety (90) days during any twelve (12) month period, the Company may, at its option, thereafter terminate this Agreement and Employee's employment hereunder upon giving at least thirty (30) days written notice to Employee.

                  (b) If Employee dies during the term hereof, this Agreement shall automatically terminate on the date of his death.

                  (c) In the event that this Agreement and Employee's employment are terminated in accordance with this Section 7, then after the Termination Date the Company shall have no further obligations hereunder, except that, in the event of a termination pursuant to paragraph (a) above, Employee shall be entitled to the benefits described in Section 6 hereof (without regard to the proviso of Section 6(i)), net of any payments or benefits to Employee under disability insurance or similar plans maintained by the Company.

         8.  Fringe Benefits.

         The Company shall provide at the Company's expense to Employee during the term of the Agreement:

             (a) a medical insurance plan covering Employee, his spouse and his minor children and a disability income insurance policy, which insurance plans and policies shall be at least comparable to such plans and policies provided to the Company's other senior executive personnel.

             (b) full participation in all other fringe benefits provided to the Company's senior executive personnel, which fringe benefits may include, in the sole discretion of the Board of Directors, a pension plan, a profit sharing plan, a stock option plan and/or a stock participation plan.

         9.  Vacation.

         Employee shall be entitled, for each year during the term hereof, to vacation time to be taken at such time or times as shall be mutually convenient to the Company and Employee.

         10. Other Expenses.

         During the term of this Agreement, Employee shall be entitled to be reimbursed for all reasonable business expenses incurred by him in connection with the performance of his duties hereunder upon the timely submission and approval of appropriate vouchers therefor, to the Chief Financial Officer of the Company.

         11. Representation by Employee.

         Employee represents and warrants that he is not under any obligation, contractual or otherwise, to any person, firm or corporation that is inconsistent with this Agreement and his employment hereunder and that he is free to enter into and perform the terms of this Agreement.

         12. Uniqueness of Services.

         Employee acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services and that, by reason thereof, Employee agrees and consents that if he violates any of the provisions of this Agreement, the Company, in addition to any other rights and remedies available under this Agreement or otherwise, shall be entitled to an injunction to be issued by a tribunal of competent jurisdiction restricting Employee from committing or continuing any violation of this Agreement.

         13. Notices.

         Any notices provided for or permitted by this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or three (3) days after it is deposited in a United States Postal Depositary, postage prepaid, registered or certified mail, return receipt requested, addressed to the party for whom intended at such party's address set forth below or to such other address as such party may designate by notice in writing given in the manner provided by this
Section 13, or when actually received by the party for whom such notice was intended if sent by any other means:

To Employee:               J. Adam Abram
                           Front Royal, Inc.
                           2200 Gateway Boulevard
                           Suite 205
                           Morrisville, North Carolina 27560


To The Company:            Front Royal, Inc.
                           2200 Gateway Boulevard
                           Suite 205
                           Morrisville, North Carolina 27560
                           Attention: Chairman of the Board of Directors

         14. Entire Agreement; Amendments.

         This Agreement constitutes the entire agreement and understanding between Employee and the Company with respect to the subject matter hereof and shall supersede any and all other prior agreements and understandings, whether oral or written, relating thereto or to the employment of Employee by the Company. This Agreement may not be rescinded, modified or amended except by an instrument in writing signed by the parties hereto and any provision hereof may not be waived except by an instrument in writing signed by the party hereto against whom any such waiver is sought to be enforced. The waiver by the Company of a breach by Employee of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by Employee.

         15. Partial Invalidity.

         The invalidity or unenforceability, by statute, court decision or otherwise, of any term or condition of this Agreement shall not affect the validity or enforceability of any other term or condition hereof.

         16. Governing Law.

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina.

         17. Assignability.

         This Agreement may not be assigned by Employee, and all of its terms and conditions shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company whether by merger, consolidation, purchase or otherwise and such successor shall thereafter be deemed the "Company" for purposes hereof.

         18. Captions.

         The caption headings in this Agreement are for convenience of reference only and are not intended and shall not be construed as having any substantive effect.

         19. Survival.

         The obligations imposed upon Employee and the rights granted to the Company in subsections 3(b), (c) and (d) hereof and the rights granted to Employee in Sections 5, 6 and 7 hereof shall survive the termination or expiration of this Agreement for any reason whatsoever and, at the election of the Company, may be specifically enforced by it.

         IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed as of the day and year first above written.

                                        FRONT ROYAL, INC.


                                        By:  /s/ Richard M. Wright
                                             ---------------------
                                             Richard M. Wright
                                             Chairman of the Board of Directors

                                             /s/  J. Adam Abram
                                             ---------------------
                                             J. Adam Abram

                                                                  Attachment 1


                                               Front Royal, Inc.
           Fiscal Year                        Pre-tax Net Income
           -----------                        ------------------

             1998                                 $11,020,779

             1999                                 $15,411,601

             2000                                 $17,217,930